Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-222140) of OpGen, Inc. of our report dated March 29, 2018, which includes an explanatory paragraph related to OpGen, Inc.'s ability to continue as a going concern, on our audits of the consolidated financial statements of OpGen, Inc. as of December 31, 2017 and 2016 and for the years then ended.  We also consent to the reference to our firm in the caption "Experts."

/s/ CohnReznick LLP

Vienna, Virginia
April 3, 2018